UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

GREENFIELD ONLINE, INC.

(Exact name of registrant as specified in its charter)

Delaware	91-0640369
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

21 River Road, Wilton, CT 06897
(Address of principal executive offices) (Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☑

Securities Act registration statement file number to which this form relates: 333-114391

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered:	Name of each exchange on which each class is to be registered:
None	None

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.0001 per share
(Title of class)

Item 1. Description of Registrant’s Securities to be Registered.
Item 2. Exhibits.
SIGNATURE

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

     The information required by this item is incorporated by reference to the registrant’s Registration Statement on Form S-1 (Registration No. 333-114391) (the “Registration Statement”) under the heading “Description of Capital Stock.”

Item 2. Exhibits.

     The information required by this item is incorporated by reference to Exhibits 3.1, 3.2, 4.2, 4.3 and 4.4 to the Registration Statement.

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

GREENFIELD ONLINE, INC.

By:	/s/ Dean A. Wiltse

Dean A. Wiltse
President and Chief Executive Officer

Date: April 21, 2004

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